UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2010

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01               Entry into a Material Definitive Agreement

Purchase Agreement

On January 28, 2010, Seagull Services, LLC, a wholly-owned subsidiary of Orion Marine Group, Inc. (“Orion” or, the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) for the purchase of (a) the membership interests of T.W. LaQuay Dredging, LLC (“TWLD”), a Texas limited liability company, from LaQuay Holdings, Inc. (the “Seller”), (b) all of the issued and outstanding capital stock of Industrial Channel and Dock, Company, a Texas Corporation, and Commercial Channel and Dock Company, a Texas Corporation (collectively, the “Channel and Dock Companies”), from Timothy W. LaQuay and Linda F. LaQuay (the principal shareholders of the Seller, the “Principal Shareholders”), and (c) certain parcels of real property located in Calhoun County, Port Lavaca, Texas from Principal Shareholders (collectively, the “Purchase Transactions”).  The Company, the Seller, and the Principal Shareholders closed the Purchase Transactions on January 28, 2010 (the “Closing Date”).  At the closing, the Company entered into consulting agreements with Timothy and Linda LaQuay and with Charles F. Barnett for a term of one year from the Closing Date.

Upon the terms of and subject to the conditions set forth in the Purchase Agreement, the total aggregate consideration paid by the Company to the Seller and the Principal Shareholders consisted of the following:

•	Cash consideration of $55.5 million, paid to the Seller for the membership interests of T.W. LaQuay Dredging, LLC on the Closing Date;
•	Cash consideration of $4.5 million, paid to the Principal Shareholders for the Channel and Dock Companies and the above mentioned parcels of land; and
•
Up to an additional $4.0 million ( to be held in escrow) payable to the Seller as a result of additional Federal income taxes that may result from treating the purchase of the membership interest of TWLD by the Company as a purchase of TWLD's assets .

The Purchase Agreement contains customary representations, warranties, covenants and indemnities, including certain post-closing covenants with respect to confidentiality and non-competition.

Item 2.01               Completion of Acquisition or Disposition of Assets

On the Closing Date, the Company purchased all of the membership interests of TWLD.  TWLD is a privately-held, marine construction and dredging company, based in Texas.  TWLD and its predecessor company have operated in the Gulf Coast markets since 2000. At the closing, TWLD became a wholly-owned subsidiary of the Company.

A copy of the Purchase Agreement is filed as Exhibit 2.1* to this Current Report on Form 8-K.  The foregoing description of the Purchase Transactions and Purchase Agreement are qualified in their entirety by reference to the terms of the Purchase Agreement, as filed.

* Certain schedules to the Purchase Agreement and other documents referenced therein have been omitted pursuant to Item 601(b) (2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Prior to these transactions, no relationship of any kind existed between the Seller or the Principal Shareholders and the Company or any of its affiliates, directors, officers or any associate of any director or officer of the Company.

Item 8.01               Other Events

A copy of our press release, dated January 28, 2010, announcing the purchase of the membership interests of TWLD, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01               Financial Statement and Exhibits

(a)           Financial statements of business acquired
The Audited Financial Statements of TWLD will be filed as an amendment to this Form 8-K within seventy-one (71) days of the date of this filing.
The Unaudited Financial Statements of TWLD will be filed as an amendment to this Form 8-K within seventy-one (71) days of the date of this filing.

(b)           Pro forma financial information
The pro forma financial information will be filed as an amendment to this Form 8-K within seventy-one (71) days of the date of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: February 2, 2010	By:	/s/ Mark R. Stauffer
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Purchase Agreement dated January 28, 2010 by and among LaQuay Holdings, Inc. and Seagull Services, LLC
99.1	Press Release issued January 28, 2010